Exhibit 8.3

New York	Paris
Northern California	Madrid
Washington DC	Tokyo
São Paulo	Beijing
London	Hong Kong

Davis Polk & Wardwell London LLP	020 7418 1300 tel
5 Aldermanbury Square	020 7418 1400 fax
London EC2V 7HR

August 28, 2018

X Financial

7-8F, Block A, Aerospace Science and Technology Plaza

No. 18 Danling Street, Haidian District

Shenzhen, 518067

People’s Republic of China

Ladies and Gentlemen:

We are acting as United States counsel to X Financial, a company incorporated in the Cayman Islands (the “Company”), in connection with the preparation of the registration statement on Form F-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) with respect to the Company’s American depositary shares representing the Company’s ordinary shares to be offered in the Company’s initial public offering (the “ADSs”). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in the ADSs is set forth in full under the caption “Taxation — U.S. Federal Income Taxation “ in the Prospectus.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the caption “Taxation” and “Legal Matters” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA, and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.